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                                                                    EXHIBIT 10.5




                                 REVOLVING NOTE

$25,000,000.00                                                     May 11, 2001


         FOR VALUE RECEIVED, the undersigned PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company (hereinafter referred to as the "Borrower") hereby unconditionally promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. (the "Lender") at the offices of HIBERNIA NATIONAL BANK, as Administrative Agent for the Lenders (the "Agent") at 313 Carondelet Street, New Orleans, Louisiana 70130, the principal sum of Twenty-Five Million and No/100 DOLLARS ($25,000,000.00), in lawful money of the United States of America together with interest from the date funds are made available to the Borrower hereunder until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent, or at such other address as Lender shall designate in writing to Borrower.

         The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

         This Note is executed pursuant to that certain Amended and Restated Credit Agreement dated May 11, 2001, among Borrower, PetroQuest Energy, Inc., Agent, and Lenders (the "Credit Agreement"), and is one of the Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment, rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement. Reference is made to the Credit Agreement for provisions concerning the applicable procedures for Advances under this Note. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, THE MAXIMUM AGGREGATE AMOUNT OF ALL ADVANCES AT ANY TIME OUTSTANDING UNDER THIS NOTE IS LIMITED TO THE LENDER'S REVOLVING COMMITMENT PERCENTAGE OF THE BORROWING BASE AMOUNT THEN IN EFFECT. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement.

         If Lender declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: the fixed






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default interest rate shall be equal to twenty-one (21%) percent per annum, or three (3%) percent per annum in excess of the interest rate under this Note at the time of default, whichever is greater. Notwithstanding the foregoing, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Rate.

         If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Borrower agree to pay all reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

         Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall be joint, several and solidary, and shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

         Borrower represents and warrants to Lender that loans evidenced by this Note were entered into primarily for commercial or business purposes as provided in La R.S. 9:3509.

         As security for the prompt and punctual payment of this Note, Borrower collaterally assigns and pledges to Lender any rights which Borrower may have to funds which Borrower





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maintains on deposit with Lender (with the exception of funds deposited in tax-deferred accounts), and agrees that Lender may, upon occurrence of an Event of Default under the Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, apply such funds on deposit with Lender against the unpaid balance of this Note.

         This Note shall be governed by and construed in accordance with the applicable laws of the State of Louisiana.

         THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE BORROWER, THE GUARANTOR, THE AGENT AND THE BANKS AND ANY OTHER PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH.

         EXECUTED as of the date and year first above written.

                               PETROQUEST ENERGY, L.L.C.
                               a Louisiana limited liability company

                               By:  PETROQUEST ENERGY, INC.,
                                      a Delaware corporation, as sole member

                               By: /s/ Michael O. Aldridge
                                  ---------------------------------------------
                               Name:   Michael O. Aldridge
                               Title:  Senior Vice President, Chief Financial
                                         Officer and Secretary





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